                                                                    EXHIBIT 99.1

            DATED                  25 October                           2004
          --------------------------------------------------------------------

                                 SOLEXA LIMITED
                                       AND
                              LYNX THERAPEUTICS INC

                    ----------------------------------------
                            COLONY TECHNOLOGY SHARING
                                    AGREEMENT
                    ----------------------------------------

                               CMS CAMERON MCKENNA
                                   MITRE HOUSE
                              160 ALDERSGATE STREET
                                 LONDON EC1A 4DD

                              T +44(0)20 7367 3000
                              F +44(0)20 7367 2000

                                TABLE OF CONTENTS

1.         Definitions and Interpretation......................................................................   2
2.         Term................................................................................................   4
3.         Project Management..................................................................................   5
4.         Assignment and Ownership of IP Rights...............................................................   5
5.         License.............................................................................................   6
6.         Ownership of Background Assets......................................................................   7
7.         Commercial Exploitation.............................................................................   7
8.         Payments and Royalties..............................................................................   7
9.         Infringement of the Intellectual Property Rights....................................................   9
10.        Third Party Claims..................................................................................   9
11.        Audit Rights........................................................................................   9
12.        Liability...........................................................................................  10
13.        Confidentiality.....................................................................................  10
14.        Termination.........................................................................................  11
15.        Survival............................................................................................  11
16.        Announcements.......................................................................................  12
17.        Non-solicitation....................................................................................  12
18.        No Assignment.......................................................................................  13
19.        Costs and Payments..................................................................................  13
20.        Entire Agreement....................................................................................  13
21.        Severability........................................................................................  13
22.        Notices.............................................................................................  13
23.        Third Party Rights..................................................................................  14
24.        Disputes............................................................................................  15
25.        Governing Law and Jurisdiction......................................................................  15

Schedule 1.....................................................................................................  17

           Background IP.......................................................................................  17

Schedule 2.....................................................................................................  18

           Background Assets...................................................................................  18

         THIS DEED is made the 25th day of October 2004

         BETWEEN:

    SOLEXA LIMITED a company registered in England and Wales with company number
         03625145 and registered office at Chesterford Research Park, Little Chesterford, Saffron Walden, Essex CB10 1XL ("SOLEXA") and

    LYNX THERAPEUTICS INC a Delaware corporation having its principal place of business at 25861 Industrial Blvd, Hayward, CA 94545 ("LYNX").

         RECITALS:

    On 2 December 2003, Serono International S.A. issued an Information
         Memorandum in respect of the proposed sale by auction by Manteia S.A. (the "SELLER") of all the assets and rights identified in Schedules 1 and 2.

    Solexa and Lynx jointly acquired the assets and rights identified in Schedules 1 and 2 (the "ACQUISITION") on 15 April 2004.

    Pursuant to the terms of a loan agreement dated 12 August 2004 Lynx has agreed to transfer its ownership of the Colony Technology (as hereinafter defined) to Solexa in consideration for the grant of a worldwide, perpetual and non-exclusive license of the Colony Technology. Both Parties shall have the right to exploit such rights and assets on the terms set out herein.

         IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Deed, the following words and expressions shall have the following meanings:-

         "ACQUISITION": has the meaning prescribed in Recital (B);

         "AFFILIATE": means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with, either Party;

         "ACQUISITION DATE": means the date of completion of the Acquisition;

         "BACKGROUND IP": means any IP Rights obtained from the Seller as a result of the Acquisition including in relation to the Background Assets, as identified in Schedule 1;

         "BACKGROUND ASSETS": means assets acquired from the Seller as a result of the Acquisition as identified in Schedule 2;

         "COLONY TECHNOLOGY": means the Background IP, any Foreground IP, any Development and any Know-How relating thereto;

         "COMPETENT AUTHORITY": means any local or national agency, authority, department, court, tribunal, arbitrator, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of, any government of, any country having jurisdiction over this Agreement or any of the Parties or in respect of the regulation of a Product;

         "CONTROL": means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the Party in question;

         "DEED": means the terms and conditions set out herein, together with any schedules hereto;

         "DEVELOPMENT(S)": means any development, improvement or modification of the IP Rights or Background IP whenever, wheresoever and however undertaken, created, acquired, made or invented by the Parties after the Acquisition Date, either jointly or independently including in conjunction or jointly with any third party;

         "EFFECTIVE DATE": means the date on which this Deed becomes effective pursuant to the terms of clause 2.1;

         "FOREGROUND IP": means any IP Rights in relation to a Development (other than a Severable Development created by Lynx);

         "FORCE MAJEURE": means any cause preventing either Party from performing all or any of its obligations under this Deed which arise or is attributable to acts, events, omissions or accidents beyond the reasonable control of the Party so prevented;

         "KNOW-HOW": means trade secrets, confidential business information and unpatented technical and other information, including information comprising or relating to concepts, formulae, specifications, discoveries, data, material, ideas, inventions, procedures for experiments, tests and results of experimentation and testing, results of research or development processes, manufacturing processes and techniques whether such information is recorded or stored in any paper notebooks, books, files, ledgers, records, tapes, discs, diskettes, CDROM or any other media;

         "IP RIGHTS": means all rights in or to any and all patents, trade marks, service marks, trade and business names, copyright (including without limitation copyright in computer programs), rights in designs, database rights, rights in Know-How, and all other intellectual property rights or forms of protection of a similar or equivalent nature or effect which may subsist anywhere in the world (whether or not registered or capable of registration), together with all applications for registration of and rights to apply for, and any licence to use, any of the forgoing;

         "NET SALES": means subject to Clause 9, any invoiced amount in respect of the Sale of Products less the following, to the extent they are paid or allowed and included in the invoice price:

         (a)      quantity and/or trade discounts actually granted;

         (b) freight, shipment and insurance costs incurred in transporting Products to customers; and

         (c) sales taxes and customs duties incurred in connection with the sale, exportation or importation of Product.

         "PARTIES": means Solexa and Lynx collectively and reference to a "PARTY" shall mean either Solexa or Lynx as the context so requires;

         "PRODUCT(S)": means any and all goods, products, services or materials utilising or incorporating or exploiting any part of the Colony Technology the Sale of which would infringe the Colony Technology if such Sale was not by the owner of the Colony Technology or with the consent of such owner or if such utilisation, incorporation or exploitation would require the consent or license of or to be undertaken by such owner;

         "PURCHASE AGREEMENT": means the Asset Purchase Agreement between the Seller, Solexa and Lynx relating to the Colony Technology existing at the date of such agreement;

         "REGISTERED IP": means Background IP or Foreground IP which is registered or capable of registration on any official register of IP Rights anywhere in the world;

         "SALE": means sale, lend, license, lease, hire, supply or dispose and "Sells" and "Sold" shall be construed accordingly;

         "SELLER": has the meaning prescribed in Recital (A);

         "SEVERABLE DEVELOPMENT(S)": means any development, improvement or modification of the Background IP that can be exploited without infringing the IP Rights in the Background IP;

         "STEERING COMMITTEE": has the meaning prescribed by Clause 3.1.

1.2      In this Deed:

         1.2.1 all references to Clauses and Schedules are references to clauses and schedules to this Deed unless the context otherwise requires;

         1.2.2 references to statutory provisions shall, except where the context requires otherwise, be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date of this Deed from time to time);

         1.2.3 unless the context otherwise requires, references to the singular include the plural and vice versa, references to any gender include all other genders, and references to "persons" shall include individuals, bodies corporate, unincorporated associations, businesses and partnerships;

         1.2.4    the headings shall be ignored in construing the Deed; and

         1.2.5 references to the words "includes" or "including" shall be construed without limitation to the generality of the preceding words.

1.3 The Schedule(s) form part of this Deed and shall have the same force and effect as if expressly set out in the body of this Deed.

2.       TERM

2.1 This Deed shall commence and become effective in all respects in the event of the First Closing as defined in the agreement committing Lynx to make an offer to acquire the entire issued share capital of Solexa ("Acquisition Agreement") dated 28th September 2004 not occurring, other than as a result of a breach of the Acquisition Agreement by Solexa.

2.2 This deed shall continue thereafter unless or until it expires or is terminated in accordance with Clause 14.

3.       PROJECT MANAGEMENT

3.1 The Parties shall each appoint a representative to form a committee for the term of this Deed to deal with any issues that arise between them including with regard to Developments of the Colony Technology (the "STEERING COMMITTEE").

3.2 The Steering Committee shall consist of one member from each Party. Each Party may replace or provide substitutes for its members as it sees fit. On and from the Effective Date, the following persons shall be appointed to the Steering Committee:

         3.2.1    From Solexa:      Tony Smith

         3.2.2    From Lynx:  Mary Schramke

3.3 The Steering Committee will meet every month in person or by telephone conference at such places and on such dates as shall be mutually convenient to the Parties. Additional representatives of the Parties may attend provided the Party inviting the additional representatives gives prior written notification to the other Party. The Quorum for meetings of the Steering Committee shall be one representative from each Party.

3.4 All decisions to be taken by the Steering Committee will require unanimous agreement from both Parties representatives. In the event that there is not unanimous agreement, the matter in question requiring the decision of the Steering Committee shall not proceed and the status quo shall be preserved.

3.5 The Steering Committee shall keep accurate minutes of its deliberations which record all proposed decisions and actions recommended or taken. Draft minutes to be approved by the Committee Chairman within ten (10) days.

3.6 During the term of the Deed each of the Parties shall furnish the Steering Committee with monthly written reports describing the progress of agreed projects and comprehensive written reports within thirty (30) days of the completion of each such project.

3.7 Chairmanship of each meeting of the Steering Committee shall alternate between the Parties. The Chairman shall not have a casting vote.

3.8 The costs of each Party's representative on the Steering Committee shall be for the account of such Party. Expenses of the Steering Committee shall be borne as agreed between the Parties of it not agreed, equally by the Parties.

4.       ASSIGNMENT AND OWNERSHIP OF IP RIGHTS

4.1 In consideration of the license granted pursuant to Clause 5 (the "LICENSE") Lynx hereby irrevocably and absolutely assigns to Solexa (including where possible by way of assignment of future IP Rights) all such right, title and interest as it has, may have, may come to have or is entitled to in the Background IP, Foreground IP, any Developments and any Know-How in relation thereto but excluding any Severable Developments created by Lynx.

4.2 The assignment pursuant to Clause 4.1 includes all rights to which Lynx is entitled or which Lynx has, may have, or may come to have to sue for and claim damages in respect of all and any infringements and threatened infringements of the IP Rights in any Background IP, Foreground IP and any Development (excluding any Severable Development created by Lynx) which have occurred prior to the date hereof and all rights of possession, to recover possession and to exclusive use of the Know-How in relation thereto.

4.3 Lynx confirm that this Deed is made with the goodwill (if any) attaching to the IP Rights.

4.4 Any Severable Developments created by Lynx will be owned by Lynx and Lynx hereby grants to Solexa the non-exclusive, worldwide, perpetual right and license under such right, title and interest as it may have in such Severable Development and the Know-How and IP Rights relating thereto to develop, make, use, import, market and sell Product.

4.5 Any IP Rights developed, acquired or created by either Party independently of the other Party which is not a Development shall be owned by such Party and nothing in this Deed shall give the other Party any right, title, interest or licence therein or in respect thereof.

4.6 Each Party shall execute all such documents and do all such things as shall be reasonably necessary to vest or perfect the vesting of the Colony Technology (including Registered IP) in Solexa as provided in this Clause 4 and otherwise to give effect to the provisions of this Clause 4. The expenses of the Parties in doing so shall be shared equally between the Parties.

5.       LICENSE

5.1 Solexa hereby grants to Lynx the non-exclusive, worldwide, perpetual (subject to the terms of this Deed) right and license under such right, title and interest as it may have in the Background IP and Foreground IP (if any) to develop, make, have made, use, import, market and sell Product.

5.2 Subject to Clause 7.1 Lynx may sub-license the rights granted to it under Clause 5.1. Any sub-licenses granted pursuant to this Clause 5.2 shall be on such terms and conditions as Solexa may approve from time to time (such approval will not be unreasonably withheld or delayed), and Lynx shall be responsible and liable to Solexa for all acts and omissions of any sub-licensee of Lynx as if they were acts and omissions of Lynx.

5.3 Solexa shall in its sole discretion determine the patent filing strategy, including in relation to any Developments (other than the Severable Development created by Lynx) and any inventions comprising part of any Background IP and/or Foreground IP and shall be responsible for the prosecution, maintenance, enforcement and defence of any resulting IP Rights as it may determine appropriate in its absolute discretion.

5.4 For the avoidance of doubt it is declared and agreed that any and all Foreground IP arising out of work carried out by or upon behalf of either Party shall be vested in and belong exclusively to Solexa.

6.       OWNERSHIP OF BACKGROUND ASSETS

         All right, title and interest in the Background Assets shall remain with the Party in possession of the same at the Effective Date.

7.       COMMERCIAL EXPLOITATION

7.1 Both Parties shall have the right (the rights of Lynx being exclusively granted under the License) to manufacture, market, distribute, sell and otherwise commercially exploit the Products and Colony Technology independently of the other Party as it may determine appropriate in its absolute discretion (including without limitation to grant one or more non-exclusive licences provided the same do not include any right to sub-license and do not prejudice the integrity, reputation, or value of the Colony Technology or the ability of the other Party to manufacture, market, distribute, sell or otherwise exploit Products or the Colony Technology). Neither Party shall grant any licence of any part of the Colony Technology to any third party during the period of three years from the Effective Date without the prior written consent of the other.

7.2 At least 30 days prior to the grant of any licence or right by any Party under or in relation to the Colony Technology to any third party such Party shall provide to the other Party details of the licence or right to be granted and a copy of the agreement or document recording the same. The Party intending to grant the licence or right shall take into account (including by way of amendment to the intended licence or right) the comments of the other Party to the extent the other Party reasonably requires in order to preserve the integrity, reputation or value of the Colony Technology or its ability to manufacture, market, distribute, sell or otherwise exploit Products or the Colony Technology.

7.3 Neither Party shall charge, mortgage, encumber or, except as specified in Clause 8.1, create any licence, right or interest over or in respect of the Colony Technology without the prior written consent of the other Party (except in relation to any licence of the Colony Technology during the period of 3 years from the Effective Date, such consent not to be unreasonably withheld or delayed).

7.4 Neither Party shall assign, transfer, sell or dispose of its interest (or any part thereof) in the Colony Technology or Background Assets without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed).

8.       PAYMENTS AND ROYALTIES

8.1 In the event that Lynx or any licensee of Lynx sells any Product Lynx shall pay to Solexa a royalty equal to eleven and one half percent (11.5 %) of any and all Net Sales in respect of that Product whether such Net Sales are by Lynx or its licensee (but subject always to Clause 8.4).

8.2 In the event that Solexa or any licensee of Solexa sells any Product Solexa shall pay to Lynx a royalty equal to three percent (3%) of any and all Net Sales in respect of that Product whether such Net Sales are by Solexa or its licensees (but subject always to Clause 8.4)

8.3 The Sale of any Product to a third party other than in a bona fide arms length transaction exclusively for money and any use of a Product by a third party for commercial purposes which does not result in a Sale shall be deemed to constitute a Sale and the Net Sales in respect of such Sale shall be the higher of the actual invoiced amount or the usual selling price of Product of the Party or its licensee (as the case may be) or, if none, the fair market value of such Product. Net Sales by either Party to its Affiliate shall not be subject to the payment of a royalty under Clause 8.1 but any Sale of Product by an Affiliate to a third party shall be subject to the payment of a royalty under Clause 8.1 in all respects as if such Sale were by the relevant Party and not by its Affiliate.

8.4 If any Product is incorporated in any other product sold or supplied by either Party or any licensee and is not priced separately from such other product, the Net Sales of such Products shall be taken to be that proportion of the invoiced Sales of such other product fairly attributable to the Product when comparing the cost to make the Product with the cost to make the other product.

8.5 The Parties may vary the percentage of royalties payable on Net Sales of Product by licensees of a Party by prior written agreement. Neither Party shall unreasonably withhold or delay their consideration or consent to a request by either Party to a reduction in the royalties payable in respect of Net Sales by a licensee if such a reduction is reasonably needed to achieve a licence of the Colony Technology and the percentage of royalties payable on Net Sales of Product by the licensee (and the share of such royalties payable to the Party whose consent is required) is commercially reasonable under the circumstances. For the avoidance of doubt it shall not in any circumstance be unreasonable for a Party to withhold its consent to such a reduction if the proposed royalty payable on Net Sales of Product by the licensee is less than eleven and one half percent (11.5 %) or such rate as is applicable pursuant to clause 8.2, or the proposed share of such royalty receivable by the Party whose consent is required is less than five and three quarter per cent (5.75%) of Net Sales of Product by the licensee.

8.6 Payment of the sums due under this Clause 8 shall be made in arrears within thirty (30) days of the end of each calendar quarter in respect of Net Sales of the Product made during such a calendar quarter. Both Parties shall procure that all payments are accompanied by a written statement giving full details of the quantity and description of the Product Sold, the invoiced value of Sales and the deductions made from such invoiced value in order to give Net Sales and the amount due in respect of that period. Such statements shall be accompanied by payment in full of the total amount shown to be due by the statement.

8.7      All sums payable under this Clause 8:

         8.7.1 shall be paid in US dollars. If any Net Sales are not calculated in US dollars it shall be converted into US dollars on the last day of the relevant period specified in Clause 8.5 at the open middle market rate of exchange published on that day by the Wall Street Journal;

         8.7.2 shall be paid in full without any withholding or deduction whether on account of any taxes, charges or duties or otherwise unless the Party is required by law to make such withholding or deduction. The parties to this Deed shall take all steps necessary to ensure that royalties may be paid under this Deed without any or at reduced rates of withholding or deduction and the paying Party shall provide the other with proper documentary evidence as to the deduction or withholding to enable the other Party to obtain appropriate relief under such double taxation agreements as may be relevant; and

         8.7.3 shall be paid by the due date failing which the other Party shall be entitled to charge interest on any outstanding amount at the statutory rate of interest for late payment prescribed by section 1 of the Late Payment of Commercial Debts

                  (Interest) Act 1998. Such interest shall be paid by the defaulting Party on demand in writing.

8.8 All payments to be made under this Clause 8 are exclusive of any applicable VAT or sales tax to which the payment is subject. The paying Party shall be additionally liable for all taxes, charges or duties in respect of all payments to be made hereunder and shall pay the same for the other Party in the manner and at the rate prescribed by law or regulation.

8.9 All payments under this Deed shall be made without legal or equitable deduction, abatement or set-off.

9.       INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS

9.1 In the event that either Party becomes aware of a third party infringing any part of the Colony Technology, it shall notify the other Party as soon as reasonably practicable. Any costs in relation to an action against a third party in respect of the relevant IP Rights shall be shared equally unless one Party decides that it does not wish to enforce the relevant IP Rights against the infringer in which case the other Party can elect to prosecute on its own (indemnifying the non-participating Party against all costs and expenses that it may incur in respect of the claim against the third party).

9.2 Any awards or payments received from the third party infringer shall be shared equally by the Parties, unless one of the Parties elects not to participate in the action against the infringer in which case the sole participating Party shall retain such sums.

10.      THIRD PARTY CLAIMS

10.1 In the event that either Party receives notice of a claim by a third party that any of the relevant Colony Technology infringes that third party's rights, the Party will inform the other Party as soon as reasonably practicable and the Parties shall meet to discuss and agree the action to be taken by them in respect of such claim. If an action is brought by a third Party against one of the Parties alleging that the Colony Technology infringes that third Parties' IP Rights the other Party shall on request and at the requesting Parties' expense assist in the defence to such claim or action to the extent that in all the circumstances it is reasonable to do so.

11.      AUDIT RIGHTS

11.1 Both Parties shall keep, and procure that any licensee shall keep, at its normal place of business, complete and accurate records showing the quantity, description and Net Sales of the Products Sold or used as may be necessary or proper to enable the other Party to check the statements required under Clause 8.2, through an independent certified or chartered accountant, and shall at all times if and when required by the other Party produce such records to an independent certified or chartered accountant nominated by the other Party and permit such independent certified or chartered accountant to inspect and take copies and extracts of such records.

11.2 Subject to Clause 11.3 below, each Party shall be entitled on not less than ten (10) business days notice to require the other Party to permit it and its employees, agents, auditors to inspect the Sales and other records of that Party in relation to the Products.

11.3 Each Party shall not be entitled to exercise such audit right more frequently than twice in any period of twelve (12) months unless it finds a discrepancy amounting to a shortfall payment of more than five per cent (5%) during a previous audit in which case it shall be entitled to undertake quarterly audits.

11.4 Each Party shall pay its own costs in conducting any audits of the other Party's records.

12.      LIABILITY

12.1 Neither Party shall be considered to be in breach of this Deed or be liable for any damages suffered by the other, by reason of any failure to perform any obligation hereunder if and to the extent that such failure is the result of an event of Force Majeure. The respective obligations of the relevant Party's shall be suspended for such time as such an event shall prevent it from performing its obligations.

12.2 For the purpose of the establishment of any liability on the part of any of the Parties and for the purpose of the application of this Clause, a series of interrelated events shall be considered to constitute one single event.

12.3 Nothing in this Deed shall be taken to exclude or limit either Party's liability:

         12.3.1   for death or personal injury caused by negligence;

         12.3.2 for fraud or fraudulent misrepresentation or the tort of deceit;

         12.3.3 any liability which cannot be excluded or limited by applicable law.

12.4 Neither Party shall be liable to the other for any indirect, special, punitive or consequential loss or damage whatsoever or howsoever occurring (including if arising in consequence of its negligence).

13.      CONFIDENTIALITY

13.1 Each Party hereby undertakes and agrees to maintain and protect the confidentiality of the Colony Technology in the same manner and to the same extent as it would maintain and protect comparable information that it exclusively owns including in relation to the disclosure of the Colony Technology as necessary to commercially exploit the same.

13.2     Each Party hereby undertakes and agrees to:

         13.2.1 use the confidential information (including that relating to the business affairs or finances) of the other Party disclosed or made available to or acquired by it under, pursuant to or in consequence of this Deed (excluding the Colony Technology) ("CONFIDENTIAL INFORMATION") only as specified in and for the purposes envisaged under this Deed and not to use the same for any other purpose whatsoever;

         13.2.2 ensure that only those of its officers and employees who are directly concerned with the carrying out of this Deed have access to the Confidential Information on a strictly applied "need to know" basis and are informed of the secret and confidential nature of it;

         13.2.3 keep the Confidential Information secret and confidential and shall not directly or indirectly publish, disclose or permit to be published or disclosed the same to any third party for any reason without the prior written consent of the other Party.

13.3 The obligations of confidence referred to in Clause 13.2 shall not extend to any Confidential Information which:

         13.3.1 is or becomes generally available to the public otherwise than by reason of breach by the Party receiving the Confidential Information ("RECIPIENT PARTY") of the provisions of this Clause 13;

         13.3.2 is known to the Recipient Party and is at its free disposal (having been generated independently by the Recipient Party or a third party in circumstances where it has not been derived directly or indirectly from the other Party's Confidential Information) prior to its receipt from the other Party provided that evidence of such knowledge is furnished by the Recipient Party to the other Party within twenty-eight (28) days of receipt of that Confidential Information; or

         13.3.3 is subsequently disclosed to the Recipient Party without obligations of confidence by a third party owing no such obligations to the other Party in respect of that Confidential Information.

13.4 The obligations of the Parties under this Clause 13 shall survive the expiration or termination of this Deed for whatever reason.

14.      TERMINATION

14.1 This Deed shall continue and remain in full force and effect for so long as any application for a patent or a registered patent in relation to the Colony Technology shall remain subsisting. This Deed may only be terminated by the Parties upon mutual written agreement or in accordance with Clause 15.4.

14.2 If within twelve (12) months of the Effective Date Lynx shall be subject to a change of Control such that fifty (50) per cent of the issued share capital of Lynx or the right to appoint the majority of directors to the board of Lynx shall be acquired by a third party who currently does not have such Control of Lynx then Solexa shall have the right and option upon notice to Lynx to terminate the License and any sublicense's granted by Lynx shall automatically terminate upon termination of the License. Lynx shall within ten (10) days of the said change of Control affecting it notify Solexa of such change of Control in writing. Within thirty (30) days of receipt of such notice Solexa shall notify Lynx in writing that it wishes to exercise its right and option under this Clause 14.2.

15.      SURVIVAL

15.1 Clauses 4 (Ownership of IP Rights), 6 (Ownership of Background Assets), 12 (Liability), 13 (Confidentiality) and 24 (Governing Law and Jurisdiction) shall survive expiry and termination of this Deed.

15.2 Without prejudice to Clause 15.1, the royalties payable in respect of Net Sales in accordance with Clause 8 in respect of Net Sales during the term of this Deed and the rights of the Parties to conduct audits thereof under Clause 12 shall survive the termination of this Deed.

15.3 Obligations that by their nature are intended to continue to be in force after termination of this Deed, shall survive the termination of this Deed.

15.4     In the event of Lynx:

         15.4.1 issuing a notice to convene a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed (other than a resolution for its solvent reconstruction or reorganisation);

         15.4.2 passing a resolution by its directors to seek a winding up or to enter administration; or a petition for a winding up order is presented against it or a petition is presented or an application is made for the appointment of an administrator, or such an order or appointment is made;

         15.4.3 appointing a receiver, administrative receiver and manager, interim receiver, custodian, sequestrator, administrator or similar officer or over a substantial part of its assets;

         15.4.4 taking any step or event which arises outside the United Kingdom which is similar or analogous to any of the steps or events listed at 15.5.1 to 15.5.3 above; or

         15.4.5 making any general assignment, composition or arrangement with or for the benefit of all or some of its creditors,

         Solexa shall have the right and option to terminate the License (on the exercise of such option). Such option to be exercisable by Solexa upon written notice to Lynx at any time from the occurrence of such event to 30 days after receiving notice of such event from Lynx. Upon termination of such License this Deed shall terminate. Upon such termination Clause 15.2 shall not apply.

16.      ANNOUNCEMENTS

16.1 No Party shall make any formal press release or other public announcement in connection with any of the transactions contemplated by this Deed except:

         16.1.1 an announcement in the agreed form or in any other form agreed by both Parties; or

         16.1.2   any announcement required by any applicable Competent
                  Authority.

17.      NON-SOLICITATION

     The parties agree that during the term of the Deed and for a period of twelve (12) months thereafter, they will not, whether directly or indirectly, procure the services of any of the other Party's employees or consultants directly engaged in the performance of this Deed. In the event that either Party breaches this Clause, the defaulting Party shall pay to the affected Party all unavoidable and reasonable costs incurred by the affected Party including but not limited to a sum equal to the gross salary of the employee or the consultant due under any relevant notice period. This Clause shall not restrict either Party from appointing any person, whether employee or consultant of the other or not, who has applied in response to an advertisement properly and publicly placed in the normal course of business.

18.      NO ASSIGNMENT

         Neither Party may assign any right under this Deed without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed) except to an Affiliate or third party which at the same time acquires the whole of such Party's interest in the Colony Technology and Background Assets pursuant to Clause 7.2.

19.      COSTS AND PAYMENTS

         Except as otherwise stated in this Deed, each Party shall bear its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Deed and all other agreements forming part of the transactions contemplated by this Deed.

20.      ENTIRE AGREEMENT

20.1 This Deed constitutes the whole and only agreement and understanding between the parties in relation to its subject matter. Except as provided in Clause 20.3, all previous agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the Parties with any bearing on the subject matter of this Deed are superseded and extinguished (and all rights and liabilities arising by reason of them, whether accrued or not at the date of this Deed, are cancelled) to the extent that they have such a bearing.

20.2 The rights, powers and remedies provided in this Deed are independent and cumulative and do not exclude any rights, powers or remedies (express or implied) which are available as a matter of common law, statute, custom or otherwise.

20.3 Nothing in this Deed shall be read or construed as excluding or restricting any liability or remedy in respect of fraud or the tort of deceit.

21.      SEVERABILITY

         If any provision or portion of this Agreement is void, restricted, prohibited or unenforceable, in any jurisdiction, such provision or portion shall, as to such jurisdiction only, be struck from this Agreement to the extent of such restriction, prohibition or unenforceability, without invalidating or affecting the remaining provisions of this Agreement and without affecting the validity or unenforceability of such provision or portion of this Agreement in any other jurisdiction or its application to other parties or circumstances.

22.      NOTICES

22.1 Any communication to be given in connection with the matters contemplated by this Deed shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by first class pre-paid or registered post. Delivery by courier shall be regarded as delivery by hand.

22.2 Such communication shall be sent to the address of the relevant Party referred to in this Deed or to such other address as may previously have been communicated to the sending Party in accordance with this Clause. Each communication shall be marked for the attention of the relevant person.

22.3 The addresses of the parties for the purpose of Clause 22.2 are as follows:

         Solexa:                    Chesterford Research Park,
                                    Little Chesterford,
                                    Saffron Walden,
                                    Essex CB10 1XL

     For the attention of:          The CEO



     Lynx:                          25861 Industrial Blvd,
                                    Hayward, CA 94545


     For the attention of:          Kevin Corcoran

22.4     A communication shall be deemed to have been served:

         22.4.1 if delivered by hand at the address referred to in Clause 22.3 at the time of delivery; or

         22.4.2 if sent by first class pre-paid post to the address referred to in that sub-clause, at the expiration of two clear days after the time of posting; and

22.5 If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a business day) under the preceding provisions of this Clause, it shall be deemed to have been delivered at the next opening of such normal business hours.

22.6 In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter or that the facsimile was despatched and a confirmatory transmission report received.

22.7 Either Party may notify the other of a change to its name, relevant person or address for the purposes of Clause 22.3 (Address) provided that such notification shall only be effective on:

         22.7.1 the date specified in the notification as the date on which the change is to take place; or

         22.7.2 if no date is specified or the date specified is less than five clear business days after the date on which notice is deemed to have been served, the date falling five clear business days after notice of any such change is deemed to have been given.

22.8 For the avoidance of doubt, the Parties agree that the provisions of this Clause shall not apply in relation to the service of any statement of claim, summons, order, judgment or other document relating to or in connection with any legal proceedings.

23.      THIRD PARTY RIGHTS

      Nothing in this Deed is intended to confer on any person any right to enforce any term of this Deed which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

24.      DISPUTES

24.1 Any dispute in relation to this Deed shall be referred by either Party to the Steering Committee for resolution unless the Steering Committee have already considered the matter in which case it shall be referred as indicated in Clause 24.2 below.

24.2 If within the 14 business days of the reference made under Clause 24.1 the Steering Committee has not resolved the dispute the Parties shall refer the dispute to the Chief Executive Officers of Solexa and Lynx for resolution. If the dispute cannot be resolved by those individuals within 14 days after the dispute has been referred the dispute shall be resolved in accordance with the remaining provisions of this Clause.

24.3 Following a failure to resolve a dispute under Clause 24.2, either Party may request that the dispute be referred to mediation. Any reference to mediation shall be made in accordance with the mediation procedures of the Centre for Effective Dispute Resolution ("CEDR"). The mediation will be conducted by a single mediator appointed by the parties or, if the parties are unable to agree on the identity of the mediator within 14 days after the date of the request that the dispute be resolved by mediation, or if the person appointed is unable or unwilling to act, the mediator shall be appointed by the Executive of the CEDR on the application of either Party. The mediation shall be conducted in London and in English. Mediation is without prejudice to the rights of the parties in any future proceedings.

24.4 This Clause 23 is without prejudice to either Party's right to seek interim relief against the other Party (such as an injunction) through relevant courts and legal process in order to protect its rights and interests, or to enforce the obligations of the other Party.

25.      GOVERNING LAW AND JURISDICTION

25.1 This Deed shall be governed by and construed in accordance with English law.

25.2 Subject to Clause 24, the parties hereby irrevocably agree to submit to the exclusive jurisdiction of the Courts of England in respect of any dispute which may arise in connection with the validity, effect, interpretation or performance of, or the legal relationships established by, this Deed or otherwise arising in connection with this Deed.

         IN WITNESS WHEREOF the Parties duly executed this Deed the day and year first above written.

SIGNED as a DEED by        )
SOLEXA LIMITED             )
in the Presence of         )                           /s/ John West
                                            ------------------------------------
                                                   (Signature of party)

Signature of witness:         /s/ Kathy A. San Roman
                              --------------------------------

Name of witness:              Kathy A. San Roman

Address:                      25861 Industrial Blvd.

                              Hayward, CA 94545

Occupation                    VP, HR & Admin.

SIGNED as a DEED by           )
LYNX THERAPEUTICS INC         )
in the Presence of            )                    /s/ Kevin P. Corcoran
                                            ------------------------------------
                                                    (Signature of party)

Signature of witness:         /s/ Kathy A. San Roman
                              --------------------------------

Name of witness:              Kathy A. San Roman

Address:                      25861 Industrial Blvd.

                              Hayward, CA 94545

Occupation                    VP, HR & Admin.

                                   SCHEDULE 1

                                  BACKGROUND IP

         The Manteia patents and patent applications detailed in Schedule 1.2
            (Annexes A - I inclusive) of the Purchase Agreement.

         The Manteia Know-How detailed in Schedule 1.3 of the Purchase
            Agreement.

                                   SCHEDULE 2

                                BACKGROUND ASSETS

         The Mosaic Licence Agreement detailed in Schedule 1.4 of the Purchase
            Agreement.

         The Manteia Tangible Assets detailed in Schedule 1.1 of the Purchase
            Agreement.

         Any other physical assets (excluding any IP Rights) acquired by the Parties under the Purchase Agreement and which are referred to in
            Schedule 1.